Exhibit 13(a)

CERTIFICATION

June 29, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

José Gustavo Pozzi, the General Manager and Sole Officer of Nortel Inversora S.A., certifies that, to the best of his knowledge:

1.                                       this Annual Report on Form 20-F (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Nortel.

/s/ José Gustavo Pozzi
Name: José Gustavo Pozzi
General Manager and Sole Officer*

* Our General Manager and Sole Officer acts as both the principal executive officer and principal financial officer.